GOLDEN PHOENIX REMOVES $2.4 MILLION IN DEBT FROM BALANCE SHEET; SELLS SIX CLAIMS AT CONTACT MINE

SPARKS, NV, July 7, 2006 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) is pleased to announce it has reached an accord with former joint venture partner, International Enexco Ltd., a British Columbia corporation (IEC: TSX.V), resulting in the removal of more than $2.4 million in Company liabilities from its balance sheet relating to the Contact Property located in Elko County, Nevada.

These liabilities represented accruals under the Joint Venture Agreement between Golden Phoenix and International Enexco dated January 28, 1998. Both parties acknowledged that the Agreement was terminated pursuant to clauses limiting liquidated damages to only those amounts paid to International Enexco while the Agreement was in effect. Consequently, accrued unpaid liabilities were extinguished upon termination of the Agreement and will be reversed, resulting in a gain on extinguishment of debt of $2,420,643.

Golden Phoenix has executed a quitclaim deed conveying all of the underlying land and mineral rights back to International Enexco, with no encumbrances remaining.

In a separate transaction, International Enexco completed the purchase of Golden Phoenix’s remaining claims at the Contact Property. The parties agreed to exchange 100,000 shares of International Enexco stock for the assignment of title to six unpatented mining claims, known as the “Red Metal” claims, staked by Golden Phoenix in late 2003. The sale was completed on June 27, 2006.  IEC stock closed trading yesterday at $1.50 (Can) per share.

David A. Caldwell, President of Golden Phoenix, commented, “Resolution with International Enexco brings to a close one of the last outstanding items relating to our tenure at the Contact Property. It significantly improves our Balance Sheet at the same time that it provides ongoing upside potential relating to the Contact Property through the newly acquired International Enexco shares. We wish International Enexco the best of fortune as they continue to pursue the development of the Contact Property.”

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, the Northern Champion molybdenum mine in Ontario, Canada, and is manager/operator and joint venture partner of the Ashdown gold and molybdenum property in Humboldt County, Nevada.

Visit the Golden Phoenix Web site at http://www.Golden-Phoenix.com/

Forward-Looking Statements. Certain statements included herein may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the Company's Form 10-KSB, Form 10-QSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of this date and the Company assumes no obligation to update such forward- looking statements as a result of a number of factors.

CONTACT:
Golden Phoenix Minerals, Inc.
Robert Martin
Executive Vice President for Strategic Development
775/853-4919

E & E Communications
Paul Knopick
949/707-5365
pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.